UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2003

AUBURN NATIONAL BANCORPORATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26486	63-0885779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Gay Street, P.O. Drawer 3110, Auburn, Alabama 36831-3110

(Addresses of Principal Executive Offices, including Zip Code)

(334) 821-9200

(Registrant’s Telephone Number, including Area Code)

Item 5.	Other Events and Required FD Disclosure.

On November 12, 2003, Auburn National Bancorporation, Inc., a Delaware corporation (the “Registrant”), issued a press release (the “Press Release”) announcing completion of the sale, through its wholly owned statutory trust subsidiary, Auburn National Bancshares Capital Trust I, of $7,000,000 of trust preferred securities (“Capital Securities”) with a maturity date of December 31, 2033 and a liquidation amount of $50,000 per Capital Security. Interest on the Capital Securities is to be paid quarterly on the last day of each March, June, September and December and is reset quarterly based on the prime rate plus 12.5 basis points at the end of the preceding quarter. Auburn National Bancorporation, Inc. intends to use $5,000,000 of the net proceeds from the offering to purchase investment securities, and to use the remaining proceeds for general corporate purposes and, subject to prior approval of the Company’s Board of Directors, possible stock repurchases.

The Press Release is attached hereto as Exhibit 99.1 and is incorporated into this Item 5 by reference.

Item 7.	Financial Statements, Pro Forma Financial Information, and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release, dated November 12, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUBURN NATIONAL BANCORPORATION, INC.

By:	/s/ E. L. Spencer Jr.

Name: E. L. Spencer Jr. Title: Chairman of the Board & CEO

Date: November 12, 2003

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated November 12, 2003.